Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
January 20, 2016		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES RECORD ANNUAL EARNINGS;

SURPASSES $4.0 BILLION TOTAL ASSETS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported that earnings for the 2015 year were a record $47.3 million, compared to $32.7 million for the 2014 year. Diluted earnings per share increased 43% to $1.43 compared to $1.00 per diluted share for 2014.   Pre-tax, pre-provision, pre-merger and acquisition profits increased 30% to $73.3 million for 2015 compared to $56.4 million for 2014.  For the year ended 2015, return on assets and return on equity were 1.29% and 11.76%, respectively.

For the fourth quarter of 2015, earnings were $9.0 million, or $0.27 per diluted share, compared to $10.5 million, or $0.32 per diluted share, for the quarterly period ended December 31, 2014. Strong fourth quarter 2015 loan growth of $138 million contributed to an increase in the loan loss provision expense of $1.1 million compared to the prior year.  Pre-tax, pre-provision profits were stable at $14.3 million for 2015 compared to $14.6 million for 2014.

Selected Highlights

•                  The Company achieved another milestone as total assets grew to $4.03 billion, increasing 19% from December 31, 2014.  This represents the first reporting period that the Company’s total assets have exceeded $4.0 billion.

•                  For the current quarter, loans held for investment grew $138 million, or 19% annualized, bringing the total growth for the year to $475 million, or 18%.

•                  Asset quality remains excellent.  At December 31, 2015, nonperforming assets decreased to $773,000, or 0.02% of total assets. The Company had $0 past due loans

                        90 days or more and still accruing,  In 2015, the Company had net recoveries of 0.07% of average loans outstanding.

•                  The Company’s mortgage banking subsidiary, George Mason Mortgage, had solid performance in 2015, with reported net income of $9.2 million and operating net income of $6.8 million.  For the current quarter, it reported net income of $164,000 and operating net income of $929,000.  Operating net income is a non-GAAP measure which excludes the impact of Staff Accounting Bulletin (SAB) #109 that creates earnings volatility, and management believes operating net income more accurately reflects the performance of the Company.  See Table 4 for a comparison of operating versus GAAP net income.

•                  All capital ratios of the Company exceeded the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.24% at December 31, 2015.

Review of Balance Sheet

At December 31, 2015, total assets of the Company were $4.03 billion, an increase of 19% from total assets of $3.40 billion at December 31, 2014. Loans held for investment grew to $3.06 billion at December 31, 2015 versus $2.58 billion a year ago, an 18% increase.   Loans held for sale increased to $384 million at December 31, 2015 compared to $315 million at December 31, 2014, and the Company’s investment securities portfolio increased to $424 million from $348 million for these same respective periods.

Over the past year, deposit balances increased $497 million to $3.03 billion from $2.54 billion, an increase of 20%.   Non-interest bearing demand deposit accounts, which represent 22% of total deposits, increased $85 million to $657 million. Customer deposits and customer repurchase accounts were $2.74 billion, an increase of 18% since December 31, 2014.

Net Interest Income

The Company’s net interest income increased 8%, to $116.4 million from $107.7 million, for the years ended December 31, 2015 and 2014, respectively.  Average interest earning assets increased to $3.5 billion in 2015 from $3.0 billion in 2014, and average interest bearing liabilities increased to $2.6 billion from $2.2 billion.  The Company’s tax equivalent net interest margin was 3.37% for 2015 and 3.59% for 2014.  For the current quarter, the net interest margin was 3.25% versus 3.48% for the year ago quarter and 3.37% for the quarter ended September 30, 2015.   The yield on interest earning assets declined from 4.06% for the third quarter of 2015 to 3.95% for the current quarter as new loan originations and security purchases are being recorded at lower rates than maturing assets.  This is a result of competition and the historically low rate environment that has existed for the past several years. For these same respective periods, the cost of interest bearing liabilities has remained at 0.93%.

Commercial Banking Review

For the year ended December 31, 2015, net income for the commercial banking segment was $39.2 million, an increase of 14% from $34.4 million for the 2014 year.  Before M&A expenses, net income for these same respective periods was $39.5 million versus $37.8 million, and pretax, pre-provision profit was $60.0 million versus, $53.0 million, an increase of 13% (see Table 6).  For the fourth quarter of 2015, net income was $9.6 million, versus $10.8 million for fourth quarter of 2014, and pretax, pre-provision profit was $15.3 million, versus $15.0 million, for these same respective periods.

For the fourth quarter of 2015, the provision for loan losses was $449,000 versus a negative provision of $603,000 for the year ago quarter.  For the 2015 year, the provision expense was $1.4 million versus $1.9 million for 2014.  For the 2015 year, there were recoveries from previously charged off loans in excess of current charge offs of 0.07% of average loans outstanding.  The allowance for loan losses was 1.04% of loans outstanding at December 31, 2015 versus 1.10% at December 31, 2014.  This ratio decrease from a year ago is primarily the result of improving credit quality.  The Company’s nonperforming assets were 0.02% of total assets at December 31, 2015 compared to 0.13% a year ago.

Non-interest income was $5.3 million for the 2015 year compared to $5.7 million for the 2014 year.  For the fourth quarter of 2015, non-interest income was $963,000, versus $2.3 million for the fourth quarter of 2014.  Non-interest income for 2014 was affected by unusually large loan prepayment fees recognized in the fourth quarter of 2014, which totaled $810,000 versus the $107,000 for the current quarter.  For the 2015 and 2014 years, prepayment fees were $451,000 and $1.0 million respectively.  Excluding the change in prepayment income, loan fees increased 20% during the current year.  Deposit fees increased 6% as a result of new accounts and interchange income.  Also impacting the quarterly comparative results was a decrease in gains on available for sale securities of $428,000 from the year ago quarter.

Non-interest expense was $60.0 million for 2015 versus $58.3 million for the prior year.  A $2.6 million increase in parent company expense allocations accounted for nearly all of the expense increase.  Additionally, variable compensation expenses related to incentives for performance increased $750,000 in 2015 compared to 2014.  The commercial bank’s efficiency ratio for the current year, excluding the parent company allocation, was 47.8%.

For the fourth quarter of 2015, non-interest expense was $15.7 million versus $14.0 million for the fourth quarter of 2014. Expenses in the fourth quarter include typical incentive increases related to company performance, occupancy expenses related to a new office and the parent company allocation noted above.  For the fourth quarter of 2015, the commercial bank’s efficiency ratio was 50.8%.

Mortgage Banking Review

For the year ended December 31, 2015, the mortgage banking segment reported a net profit of $9.2 million and operating net income of $6.8 million.  Operating net income (a non-GAAP measure) excludes the impact of the Staff Accounting Bulletin (“SAB”) 109 accounting requirement to record unrealized gains and losses on the Company’s forward commitments to sell its locked mortgage loan pipeline.  Comparable quarterly results are shown below.

Mortgage Banking: (in 000’s)	Q4 2015	Q4 2014	2015	2014

Reported Net Income	$164	$762	$9,180	$2,658
Reverse Impact of SAB 109	765	587	(2,417)	(2,185)
Operating Net Income	$929	$1,349	$6,763	$473

The accompanying Table 7 provides additional recent quarterly information regarding the impact of SAB 109.

The net realized gain on sales and other fees, before the impact of SAB 109, was $39.7 million for 2015 versus $28.7 million for 2014.  The improvement is the result of the higher production levels, as loan closings increased to $3.6 billion from $3.0 billion, and a gain on sale margin increase to 2.60% from 2.40% a year ago.  As previously announced, in late June, George Mason Mortgage began a program to sell approximately 25% of its loan originations on a pooled mandatory delivery basis in order to increase profitability.  Traditionally, all loans have been sold individually on a best efforts basis. The increase in the gain on sale margin is reflective of the success of this program during the second half of 2015 as the mandatory loan sale program performed as expected.

Operating expenses increased to $31.8 million in 2015 compared to $30.8 million in 2014. The increase was due to expenses related to personnel and temporary help commensurate to the higher levels of production.

Loan applications totaled $1.06 billion during the fourth quarter of 2015, a slight decrease from $1.15 billion for quarter ended September 30, 2015 as activity normally decreases during the holiday season.  Purchase money applications were $787 million, which represented 74% of total application volume in the current quarter, consistent with 74% in the previous quarter.

Parent Company Only Review

For the year ended December 31, 2015, Cardinal’s parent company reported a net loss of $1.1 million versus a net loss of $4.5 million in 2014.  The change is partially due to the larger expense allocation associated with managing Cardinal Bank.  Additionally, $2.95 million in income was realized as a litigation settlement.  Offsetting these changes in income was an increase in legal and accounting fees in 2015 of $695,000 compared to fees in 2014.

Capital Ratios

The Company remains in excess of all regulatory standards to be considered a well-capitalized bank.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am very pleased with how our Company performed in 2015.  We reported record earnings and ended the year above $4.0 billion in total assets, growing 19% from the end of 2014.  Our commercial banking segment’s 2015 net income improved 14%.  Our business development efforts and commitment to the local markets continued to drive new relationships. Annual loan growth was $475 million, representing an 18% increase, and continues to illustrate the quality of our banking team and their persistence in achieving goals. Credit metrics remained pristine, and our banking offices successfully executed upon our deposit campaigns to increase our core customer balances by 18%.

“The mortgage banking division also had a strong year with operating earnings of $6.8 million. Approximately 74% of volume continues to be purchase money mortgages, providing stability in diverse economic conditions. George Mason continues to be the premier mortgage banking firm in the Washington DC metropolitan area.

“Looking forward, we will continue to concentrate on gaining profitable market share, either through de novo expansion or acquisition, with the goal of increasing our franchise value.  We remain committed to maintaining and growing a strong financial services company for our employees, clients, the communities we serve, and especially our shareholders.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of some of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with and furnished to the Securities and Exchange Commission.  The Company has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $4.03 billion at December 31, 2015, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, Virginia and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

			% Change
	December 31, 2015	December 31, 2014	Current Year
	(Unaudited)	(Unaudited)
Cash and due from banks	$24,760	$20,298	22.0%
Federal funds sold	14,577	17,891	-18.5%

Investment securities available-for-sale	414,077	339,131	22.1%
Investment securities held-to-maturity	3,836	4,024	-4.7%
Investment securities — trading	5,881	5,067	16.1%
Total investment securities	423,794	348,222	21.7%

Other investments	20,967	15,941	31.5%
Loans held for sale	383,768	315,323	21.7%

Loans receivable, net of fees:
Commercial and industrial	379,414	354,693	7.0%
Real estate - commercial	1,372,627	1,254,270	9.4%
Real estate - construction	694,408	432,171	60.7%
Real estate - residential	448,168	403,744	11.0%
Home equity lines	156,852	131,156	19.6%
Consumer	4,841	5,080	-4.7%
Total loans, net of fees	3,056,310	2,581,114	18.4%
Allowance for loan losses	(31,723)	(28,275)	12.2%
Loans receivable, net	3,024,587	2,552,839	18.5%

Premises and equipment, net	25,163	25,253	-0.4%
Goodwill and intangibles, net	36,576	37,312	-2.0%
Bank-owned life insurance	32,978	32,546	1.3%
Other real estate owned	253	—	100.0%
Other assets	42,498	33,509	26.8%

TOTAL ASSETS	$4,029,921	$3,399,134	18.6%

Non-interest bearing deposits	$657,398	$572,071	14.9%
Interest checking	451,545	422,291	6.9%
Money markets	448,888	372,591	20.5%
Statement savings	291,484	254,722	14.4%
Certificates of deposit	776,413	603,237	28.7%
Brokered certificates of deposit	407,043	310,418	31.1%
Total deposits	3,032,771	2,535,330	19.6%

Other borrowed funds	537,965	437,995	22.8%
Mortgage funding checks	12,554	19,469	-35.5%
Escrow liabilities	2,676	2,035	31.5%
Other liabilities	30,808	26,984	14.2%

Shareholders’ equity	413,147	377,321	9.5%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$4,029,921	$3,399,134	18.6%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Years Ended
	December 31			December 31
	2015	2014	% Change	2015	2014	% Change

Net interest income	$30,471	$27,204	12.0%	$116,394	$107,700	8.1%
Provision for loan losses	(449)	603	-174.5%	(1,388)	(1,938)	-28.4%
Net interest income after provision for loan losses	30,022	27,807	8.0%	115,006	105,762	8.7%

Non-interest income:
Service charges on deposit accounts	590	529	11.5%	2,294	2,170	5.7%
Loan fees	307	1,044	-70.6%	1,596	1,995	-20.0%
Income from bank-owned life insurance	102	127	-19.7%	433	483	-10.4%
Net realized gains (losses) on investment securities	(127)	645	-119.7%	1,391	1,691	-17.7%
Litigation recovery	—	—	0.0%	2,950	—	100.0%
Other non-interest income	22	6	266.7%	83	51	62.7%
Commercial banking & other segment non-interest income	894	2,351	-62.0%	8,747	6,390	36.9%

Management fee income	—	—	0.0%	—	21	-100.0%
Gains from mortgage banking activities	19,939	18,607	7.2%	95,693	74,538	28.4%
Less: mortgage loan origination expenses	(11,874)	(10,745)	10.5%	(52,237)	(42,487)	22.9%
Mortgage banking segment non-interest income	8,065	7,862	2.6%	43,456	32,072	35.5%

Wealth management segment non-interest income	133	163	-18.4%	489	716	-31.7%
Total non-interest income	9,092	10,376	-12.4%	52,692	39,178	34.5%

Net interest income and non-interest income	39,114	38,183	2.4%	167,698	144,940	15.7%

Salaries and benefits	14,391	12,377	16.3%	51,844	45,963	12.8%
Occupancy	2,501	2,528	-1.1%	9,823	10,303	-4.7%
Depreciation	853	938	-9.1%	3,403	3,727	-8.7%
Data processing & communications	1,273	1,543	-17.5%	5,609	6,449	-13.0%
Professional fees	1,034	646	60.1%	4,611	3,122	47.7%
FDIC insurance assessment	516	401	28.7%	2,064	1,519	35.9%
Mortgage loan repurchases and settlements	350	—	100.0%	397	83	378.3%
Merger and acquisition expense	—	47	-100.0%	472	5,781	-91.8%
Other operating expense	4,364	4,547	-4.0%	18,075	19,281	-6.3%
Total non-interest expense	25,282	23,027	9.8%	96,298	96,228	0.1%
Income before income taxes	13,832	15,156	-8.7%	71,400	48,712	46.6%
Provision for income taxes	4,817	4,638	3.9%	24,066	16,029	50.1%
NET INCOME	$9,015	$10,518	-14.3%	$47,334	$32,683	44.8%

Earnings per common share - basic	$0.27	$0.32	-15.1%	$1.45	$1.01	43.3%
Earnings per common share - diluted	$0.27	$0.32	-15.3%	$1.43	$1.00	43.2%
Weighted-average common shares outstanding - basic	32,844,212	32,531,946	1.0%	32,744,154	32,392,086	1.1%
Weighted-average common shares outstanding - diluted	33,379,656	33,005,548	1.1%	33,208,266	32,824,018	1.2%

Table 3.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended December 31		For the Years Ended December 31
	2015	2014	2015	2014
Performance Ratios:
Return on average assets	0.92%	1.27%	1.29%	1.02%
Return on average equity	8.72%	11.12%	11.76%	8.82%
Net interest margin (1)	3.25%	3.48%	3.37%	3.59%
Efficiency ratio (2)	63.90%	61.27%	56.95%	65.52%
Non-interest income to average assets	0.93%	1.25%	1.44%	1.23%
Non-interest expense to average assets	2.57%	2.78%	2.62%	3.01%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$1,063,000	$922,000	$5,211,000	$3,976,000
$ of loan applications - Managed Mortgage Company Affiliates	—	—	—	1,400
Total	1,063,000	922,000	5,211,000	3,977,400

Refi % of loans closed - George Mason Mortgage	26%	28%	31%	21%
Refi % of loans closed- Managed Mortgage Company Affiliates	0%	0%	0%	15%
Total	26%	28%	31%	21%

$ of loans closed - George Mason Mortgage	$786,363	$778,586	$3,602,075	$2,998,904
$ of loans closed - Managed Mortgage Company Affiliates	—	—	—	13,034
Total	786,363	778,586	3,602,075	3,011,938

# of loans closed - George Mason Mortgage	2,282	2,213	10,598	8,850
# of loans closed - Managed Mortgage Company Affiliates	—	—	—	30
Total	2,282	2,213	10,598	8,880

$ of loans sold - George Mason Mortgage	$778,854	$768,971	$3,534,175	$2,964,347
$ of loans sold - Managed Mortgage Company Affiliates	—	—	—	71,504
Total	778,854	768,971	3,534,175	3,035,851

$ of locked commitments - George Mason Mortgage	$717,127	$708,062	$3,654,604	$2,982,916
$ locked commitments at period end - George Mason Mortgage			$247,448	$194,919
$ of loans held for sale at period end - George Mason Mortgage			$337,221	$269,319
Realized gain on sales and fees as a % of loan sold (Gain on sale margin) (3)	2.71%	2.54%	2.60%	2.40%
Net realized gains as a % of realized gains (4)	43.79%	44.95%	43.19%	40.29%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees			-0.07%	0.06%
Total nonaccrual loans			$520	$4,497
Real estate owned			$253	$—
Nonperforming loans to loans receivable, net of fees			0.02%	0.17%
Nonperforming loans to total assets			0.01%	0.13%
Nonperforming assets to total assets			0.02%	0.13%
Total loans receivable past due 30 to 89 days			$938	$786
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.04%	1.10%
Allowance for loan losses to nonperforming loans			6100.58%	628.75%

Capital Ratios:
Common equity tier 1 capital			9.86%	N/A
Tier 1 risk-based capital			10.52%	10.89%
Total risk-based capital			11.37%	11.78%
Leverage capital ratio			10.18%	10.81%
Book value per common share			$12.76	$11.76
Tangible book value per common share (5)			$11.63	$10.60
Common shares outstanding			32,373	32,078

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 34% for 2015 and 33% for 2014.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(4) Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(5) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Table 4.

Cardinal Financial Corporation and Subsidiaries

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

 For the Three Months and Years Ended December 31, 2015 and 2014

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended December 31			For the Years Ended December 31
	2015	2014	% Change	2015	2014	% Change
Net Gains from Mortgage Banking Activities **(see note below):
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date	$19,939	$18,607	7.16%	$95,693	$74,538	28.38%
Loan origination expenses recognized @ Loan Sale Date	11,874	10,745	10.51%	52,237	42,487	22.95%
Reported Net Gains from Mortgage Banking Activities	8,065	7,862	2.58%	43,456	32,051	35.58%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	21,125	19,517	8.24%	91,945	71,150	29.23%
Loan origination expenses recognized @ Loan Sale Date	11,874	10,745	10.51%	52,237	42,487	22.95%
Adjusted Net Gains from Mortgage Banking Activities	9,251	8,772	5.46%	39,708	28,663	38.53%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$(1,186)	$(910)	30.33%	$3,748	$3,388	10.63%

Net Income Reconciliation:
Reported Net Income	$9,015	$10,518	-14.29%	$47,334	$32,683	44.83%
After-tax litigation settlement (less associated legal expenses)	—	—	0.00%	(1,592)	—	-100.00%
After-tax Merger and Acquisition Expense	—	31	-100.00%	314	3,867	-91.89%
Adjusted Net Income	$9,015	$10,549	-14.54%	$46,056	$36,550	26.01%
After-tax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	(765)	(587)	30.33%	2,417	2,185	10.63%
Operating Net Income	$9,780	$11,136	-12.18%	43,639	$34,365	26.99%

Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.27	$0.32	-15.25%	$1.43	$1.00	43.15%
After-tax litigation settlement (less associated legal expenses)	—	—	100.00%	(0.05)	—	100.00%
After-tax Merger and Acquisition Expense	—	—	0.00%	0.01	0.12	-91.99%
Adjusted Net Income	0.27	0.32	-15.50%	1.39	1.12	23.44%
After-tax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	(0.02)	(0.02)	23.25%	0.07	0.07	9.35%
Operating Net Income	$0.29	$0.34	-13.46%	$1.32	$1.05	26.47%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.00%	1.34%		1.19%	1.08%
Return on average equity	9.46%	11.78%		10.84%	9.28%
Efficiency ratio	62.04%	59.83%		58.24%	67.06%
Non-interest income to average assets	1.05%	1.36%		1.33%	1.12%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (ASC 310-20, formerly FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

 For the Three Months and Years Ended December 31, 2015 and 2014

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2015		December 31, 2014		December 31, 2015		December 31, 2014
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$358,711	3.32%	$341,186	3.71%	$345,486	3.66%	$299,408	4.23%
Real estate - commercial	1,361,134	4.27%	1,209,418	4.52%	1,305,202	4.37%	1,182,306	4.45%
Real estate - construction	661,665	4.59%	423,666	5.05%	554,527	4.67%	414,248	5.03%
Real estate - residential	423,533	3.65%	377,226	3.82%	405,517	3.73%	340,150	3.89%
Home equity lines	153,366	3.10%	128,384	3.44%	143,180	3.17%	120,002	3.63%
Consumer	4,739	5.44%	4,936	5.70%	4,819	5.64%	5,307	5.74%
Total loans	2,963,148	4.08%	2,484,816	4.34%	2,758,731	4.18%	2,361,421	4.42%

Loans held for sale	339,793	3.87%	278,549	4.09%	344,501	3.85%	288,299	4.22%
Investment securities - available-for-sale (1)	406,162	3.53%	320,753	3.96%	348,449	3.71%	327,823	3.96%
Investment securities - held-to-maturity	3,840	1.19%	5,773	2.32%	3,903	1.62%	6,599	2.20%
Other investments	16,774	3.56%	14,563	4.48%	14,259	4.22%	14,921	3.85%
Federal funds sold	45,307	0.25%	65,322	0.26%	41,167	0.22%	40,323	0.23%
Total interest-earning assets	3,775,024	3.95%	3,169,776	4.19%	3,511,010	4.06%	3,039,386	4.29%

Non-interest earning assets:
Cash and due from banks	22,226		19,902		21,069		23,917
Premises and equipment, net	25,498		25,395		25,191		25,672
Goodwill and intangibles, net	36,662		37,226		36,943		32,813
Accrued interest and other assets	102,977		96,392		104,991		104,521
Allowance for loan losses	(31,515)		(29,645)		(30,346)		(29,749)
TOTAL ASSETS	$3,930,872		$3,319,046		$3,668,858		$3,196,560

Interest-bearing liabilities:
Interest checking	$438,527	0.48%	$425,298	0.50%	$430,276	0.49%	$428,030	0.51%
Money markets	466,452	0.36%	367,501	0.33%	411,369	0.34%	335,785	0.31%
Statement savings	285,257	0.40%	252,195	0.26%	275,567	0.36%	252,832	0.27%
Certificates of deposit	1,152,897	1.11%	895,821	1.04%	1,095,319	1.07%	834,137	1.00%
Total interest-bearing deposits	2,343,133	0.76%	1,940,815	0.69%	2,212,531	0.73%	1,850,784	0.66%

Other borrowed funds	470,416	1.82%	384,453	2.32%	394,536	2.00%	387,394	2.30%
Total interest-bearing liabilities	2,813,549	0.93%	2,325,268	0.96%	2,607,067	0.92%	2,238,178	0.95%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	660,236		580,720		618,988		553,949
Other liabilities	43,357		34,837		40,264		33,989

Shareholders’ equity	413,730		378,221		402,539		370,444

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,930,872		$3,319,046		$3,668,858		$3,196,560

NET INTEREST MARGIN (1)		3.25%		3.48%		3.37%		3.59%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 34% for 2015 and 33% for 2014.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands, as Reported and Non-GAAP Reconciliation)

(Unaudited)

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Three Months Ended December 31, 2015:
Net interest income	$30,042	$619	$—	$(190)	$—	$30,471
Non-interest income	963	8,115	134	(120)	—	9,092
Non-interest expense	15,734	8,589	103	856	—	25,282
Net income (loss) before provision and taxes	15,271	145	31	(1,166)	—	14,281
Provision for loan losses	449	—	—	—	—	449
Provision for income taxes	5,238	(19)	11	(413)	—	4,817
Net income (loss)	$9,584	$164	$20	$(753)	$—	$9,015
Increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	1,186	—	—	—	1,186
Change in provision for income taxes associated with SAB 109	—	(421)	—	—	—	(421)
Operating net income (loss)	$9,584	$929	$20	$(753)	$—	$9,780

Average Assets	$3,866,407	$351,129	$2,459	$408,350	$(697,473)	$3,930,872

At and for the Three Months Ended December 31, 2014:
Net interest income	$26,742	$642	$—	$(180)	$—	$27,204
Non-interest income	2,253	7,869	152	102	—	10,376
Non-interest expense	13,952	7,268	108	1,699	—	23,027
Net income (loss) before provision and taxes	15,043	1,243	44	(1,777)	—	14,553
Provision for loan losses	(603)	—	—	—	—	(603)
Provision for income taxes	4,834	481	15	(692)	—	4,638
Net income (loss)	$10,812	$762	$29	$(1,085)	$—	$10,518
Add: merger & acquisition (M&A) expense included in non-interest expense	47	—	—	—	—	47
Increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	910	—	—	—	910
Change in provision for income taxes associated with M&A expense and SAB 109	(16)	(323)	—	—	—	(339)
Operating net income (loss)	$10,843	$1,349	$29	$(1,085)	$—	$11,136

Average Assets	$3,265,003	$286,446	$2,442	$386,661	$(621,506)	$3,319,046

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Years Ended December 31, 2015:
Net interest income	$114,674	$2,454	$—	$(734)	$—	$116,394
Non-interest income	5,293	43,700	489	3,210	—	52,692
Non-interest expense	59,956	31,806	432	4,104	—	96,298
Net income (loss) before provision and taxes	60,011	14,348	57	(1,628)	—	72,788
Provision for loan losses	1,388	—	—	—	—	1,388
Provision for income taxes	19,448	5,168	20	(570)	—	24,066
Net income (loss)	$39,175	$9,180	$37	$(1,058)	$—	$47,334
Add: M&A expense included in non-interest expense	472	—	—	—	—	472
Add: legal expense associated with litigation settlement	—	—	—	500	—	500
Less: litigation settlement	—	—	—	(2,950)	—	(2,950)
Increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(3,748)	—	—	—	(3,748)
Change in provision for income taxes associated with M&A expense, litigation settlement, and SAB 109	(158)	1,331	—	858	—	2,030
Operating net income (loss)	$39,489	$6,763	$37	$(2,650)	$—	$43,638

Average Assets	$3,604,942	$357,145	$2,429	$412,559	$(708,217)	$3,668,858

At and for the Years Ended December 31, 2014:
Net interest income	$105,584	$2,818	$—	$(702)	$—	$107,700
Non-interest income	5,727	32,314	636	501	—	39,178
Non-interest expense	58,315	30,813	428	6,672	—	96,228
Net income (loss) before provision and taxes	52,996	4,319	208	(6,873)	—	50,650
Provision for loan losses	1,938	—	—	—	—	1,938
Provision for income taxes	16,707	1,661	73	(2,412)	—	16,029
Net income (loss)	$34,351	$2,658	$135	$(4,461)	$—	$32,683
Add: M&A expense included in non-interest expense	5,205	—	—	576	—	5,781
Increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(3,388)	—	—	—	(3,388)
Change in provision for income taxes associated with M&A expense and SAB 109	(1,723)	1,203	—	(191)	—	(711)
Operating net income (loss)	$37,833	$473	$135	$(4,076)	$—	$34,365

Average Assets	$3,097,228	$299,535	$2,370	$386,084	$(588,657)	$3,196,560

Table 7.

Cardinal Financial Corporation and Subsidiaries

Mortgage Banking Segment Supplemental Information

Summary of Activity and Impact of SAB 109 on Net Income

(Dollars in thousands)

(Unaudited)

	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	09/30/14	06/30/14	03/31/14	12/31/13
For the Three Months Ended:
Applications	$1,063,000	$1,149,000	$1,403,000	$1,595,000	$922,000	$973,000	$1,120,000	$960,600	$886,000
Loans closed	786,363	885,715	1,086,264	843,734	778,586	826,786	842,089	551,443	797,319
Loans sold	778,854	983,355	923,406	848,559	768,971	889,549	743,871	561,956	758,355

At Period End:
Locked Pipeline	$247,448	$316,684	$363,613	$449,865	$194,919	$265,443	$331,092	$327,243	$210,907
Loans Held for Sale	337,221	329,712	427,351	264,494	269,319	259,703	322,466	224,248	234,761
SAB 109 Total Unrealized Gains Recognized	16,571	17,757	20,485	19,510	12,823	13,734	17,094	13,084	9,436
Change in Unrealized Gains	(1,186)	(2,728)	975	6,687	(910)	(3,360)	4,010	3,648	(2,286)
Change in After-tax Income	(765)	(1,760)	629	4,313	(587)	(2,167)	2,586	2,353	(1,474)

REPORTED NET INCOME	$164	$631	$2,412	$5,974	$762	$(76)	$2,139	$(167)	$(1,601)
OPERATING NET INCOME	929	2,391	1,783	1,661	1,349	2,091	(447)	(2,520)	(127)